Earnings Call April 28, 2022 Supplemental information 2022 First Quarter3 ourth Quarter a l February 8, 2024 Supplemental information

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the business outlook, guidance and growth targets, value drivers, labor availability and costs, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, such as the de novo pipeline, costs, growth and timelines, operational initiatives, dividend strategies, leverage, repurchases of securities, effective tax rates, financial performance, financial assumptions and considerations, balance sheet and cash flow plans, market share capture, and addressable market size. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated February 7, 2024 (the “Q4 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2022, the Form 10-Q for the quarter ended September 30, 2023, the Form 10-K for the year ended December 31, 2023, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q4 Earnings Release Form 8-K provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-looking statements

Encompass Health 3 Q4 2023 Financial summary ............................................................................................................................................. 4 Key takeaways ...................................................................................................................................................................... 5 Revenue ................................................................................................................................................................................. 6 Adjusted EBITDA .................................................................................................................................................................. 7 Earnings per share ............................................................................................................................................................... 8-9 2023 Year in review ........................................................................................................................................................... 10 Adjusted free cash flow ..................................................................................................................................................... 11 2024 Guidance and guidance considerations ............................................................................................................... 12-13 Adjusted free cash flow assumptions ............................................................................................................................. 14 Uses of free cash flow ........................................................................................................................................................ 15 Appendix Map of locations ................................................................................................................................................................... 17 Growth targets, fundamentals and value drivers ........................................................................................................ 18 De novo activity ................................................................................................................................................................... 19 Contract labor and sign-on and shift bonus trends ..................................................................................................... 20 Debt maturity profile and schedule ................................................................................................................................ 21-22 New-store/same-store growth .......................................................................................................................................... 23 Payment sources .................................................................................................................................................................. 24 Operational metrics ............................................................................................................................................................ 25 Share information ................................................................................................................................................................ 26 Reconciliations to GAAP ..................................................................................................................................................... 27-33 End notes ............................................................................................................................................................................... 34-35 Table of contents

Encompass Health 4 Q4 2023 Financial summary Q4 Full Year ($ in millions, except per share data) 2023 2022% △ 2023 2022% △ Encompass Health Net operating revenue $ 1,246.8 $ 1,137.3 9.6% $ 4,801.2 $ 4,348.6 10.4 % Adjusted EBITDA $ 255.0 $ 232.7 9.6% $ 971.1 $ 819.3 18.5 % Adjusted EPS $ 0.95 $ 0.88 8.0% $ 3.64 $ 2.85 27.7 % Adjusted free cash flow $ 93.5 $ 46.0 103.3% $ 525.7 $ 340.1 54.6 % Reconciliations to GAAP provided on pages 27-33. Encompass Health’s historical results reflect Enhabit Home Health and Hospice (“Enhabit”) as discontinued operations.

Encompass Health 5 Q4 2023 Key takeaways u Revenue Ÿ Net operating revenue growth of 9.6% ü Discharge growth of 8.3% (5.3% same store) u Adjusted EBITDA Ÿ Adjusted EBITDA growth of 9.6% ü Contract labor plus sign-on and shift bonuses of $30.6 million vs. $35.4 million in Q4 2022 ü De novo hospitals contributed $1.0 million in positive Adjusted EBITDA compared to an expected $2.5 million to $4.5 million net cost. u Balance sheet Ÿ Q4 net leverage of 2.7x compared to 3.4x at year-end 2022 u Capacity additions Ÿ Opened 2 de novos with 96 beds; added 5 beds to existing hospitals u Shareholder distributions Ÿ Paid a $0.15 per share quarterly cash dividend in October 2023 Ÿ Declared a $0.15 per share quarterly cash dividend in October 2023 (paid in January 2024) Reconciliations to GAAP provided on pages 27-33.

Encompass Health 6 Revenue Q4 Q4 % Change* ($ in millions) 2023 2022 Net operating revenue: Inpatient $ 1,216.8 $ 1,113.0 9.3% Outpatient and other 30.0 24.3 23.5% Total revenue $ 1,246.8 $ 1,137.3 9.6% (Actual Amounts) Discharges 59,247 54,700 8.3% New-store discharge growth 3.0% Same-store discharge growth 5.3% Net patient revenue per discharge $ 20,538 $ 20,347 0.9% Revenue reserves related to bad debt as a percent of revenue 4.1% 2.4% 170 bps u Net operating revenue growth of 9.6% driven primarily by volume growth u Net patient revenue per discharge growth of 0.9% driven by price increases offset in part by an increase in reserves related to bad debt u Revenue reserves related to bad debt as a percent of revenue increased 170 bps to 4.1% as a result of an approximately $22 million reserve related to appeals pending before the Departmental Appeals Board (DAB) and various federal district courts(1). Ÿ These appeals relate primarily to claims denied prior to 2018. *Except for Revenue reserves related to bad debt as a percent of revenue, which is increase (decrease) Refer to pages 34-35 for end notes.

Adjusted EBITDA(2)

($ in millions)	Q4 2023	% of Revenue	Q4 2022	% of Revenue
Net operating revenue	$1,246.8		$ 1,137.3	
Operating expenses:				
Salaries and benefits	(676.3)	54.2 %	(614.4)	54.0 %
Other operating expenses[a]	(178.7)	14.3 %	(167.7)	14.7 %
Supplies	(58.6)	4.7 %	(53.9)	4.7 %
Occupancy costs	(14.0)	1.1 %	(13.1)	1.2 %
Hospital operating expenses	(251.3)	20.2 %	(234.7)	20.6 %
General and administrative expenses[b]	(36.9)	3.0 %	(32.7)	2.9 %
Other income[c]	3.3		5.0	
Equity in nonconsolidated affiliates	0.9		0.3	
Noncontrolling interests in continuing operations	(31.5)		(28.1)	
Adjusted EBITDA	**$ 255.0**		**$ 232.7**	
Percent change	9.6 %			

- Salaries and benefits reflects a 2.2% increase in SWB per FTE driven by a 4.9% increase in salaries and wages per FTE (excluding premium labor) partly offset by a 13.6% decrease in contract labor plus sign-on and shift bonuses and a 9.6% decrease in benefits per FTE.
  - Decrease in benefits per FTE was primarily due to positive group medical and workers' compensation trends.

($ in millions)	Q4 2023	Q4 2022
In arriving at Adjusted EBITDA, the following were excluded:		
(a) Loss on disposal or impairment of assets	$ 6.1	$ 2.4
(b) Stock-based compensation and the change in fair market value of the non-qualified deferred comp plan	$ 16.2	$ 10.1
(c) Change in fair market value of equity securities and the non-qualified deferred comp plan	$ (5.6)	$ (3.4)

Encompass Health

Reconciliations to GAAP provided on pages 27-33.
Refer to pages 34-35 for end notes.

7

Earnings per share - as reported

($ in millions, except per share data)	Q4 2023	Q4 2022	Year Ended 2023	Year Ended 2022
Adjusted EBITDA	$ 255.0	$ 232.7	$ 971.1	$ 819.3
Depreciation and amortization[3]	(70.1)	(63.3)	(273.9)	(243.6)
Interest expense and amortization of debt discounts and fees[4]	(34.9)	(37.5)	(143.5)	(175.7)
Stock-based compensation	(13.4)	(8.1)	(50.6)	(29.2)
Loss on disposal or impairment of assets	(6.1)	(2.4)	(9.8)	(4.8)
	130.5	121.4	493.3	366.0
Items not indicative of ongoing operating performance:				
Loss on early extinguishment of debt[5][6]	—	—	—	(1.4)
State regulatory change impact on noncontrolling interests[3]	—	—	2.2	—
Change in fair market value of equity securities	2.8	1.4	0.7	(7.4)
Pre-tax income	133.3	122.8	496.2	357.2
Income tax expense	(37.2)	(31.9)	(132.2)	(100.1)
Income from continuing operations*	$ 96.1	$ 90.9	$ 364.0	$ 257.1
Diluted shares (see page 26)	101.5	100.8	101.3	100.4
Diluted earnings per share*	**$ 0.94**	**$ 0.90**	**$ 3.59**	**$ 2.56**

▶ EPS increased primarily due to growth of Adjusted EBITDA partly offset by higher depreciation and amortization, income tax expense, and performance-based stock compensation.

Encompass Health

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Reconciliations to GAAP provided on pages 27-33. Refer to pages 34-35 for end notes.

8

Encompass Health 9 Adjusted earnings per share(7) Refer to pages 34-35 for end notes. Q4 Year Ended 2023 2022 2023 2022 Diluted earnings per share, as reported $ 0.94 $ 0.90 $ 3.59 $ 2.56 Adjustments, net of tax: Bondholder consent fees associated with Enhabit distribution(4) — — — 0.15 Income tax adjustments 0.03 (0.01) 0.03 0.07 State regulatory change impact(3) — — 0.03 — Loss on early extinguishment of debt(5)(6) — — — 0.01 Change in fair market value of equity securities (0.02) (0.01) — 0.05 Adjusted earnings per share* $ 0.95 $ 0.88 $ 3.64 $ 2.85 u Adjusted earnings per share removes from GAAP earnings per share the impact of items the Company believes are not indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 30-33.

Encompass Health 10 2023 Year in review u Financial performance Ÿ Net operating revenue growth of 10.4% ü Discharge growth of 8.7% (4.8% same store) ü Net revenue per discharge increase of 1.6% Ÿ Adjusted EBITDA increase of 18.5% ü Contract labor plus sign-on and shift bonuses decreased by $67.3 million (-32.9%). Ÿ Adjusted free cash flow increased 54.6% to $525.7 million. u Capacity additions Ÿ Opened 8 de novos (395 beds) and added 46 beds to existing hospitals üNet De novo pre-opening and ramp-up costs of $6.6 million compared to an expected $10 million to $12 million u Balance sheet Ÿ Year-end net leverage of 2.7x compared to 3.4x at year-end 2022 u Shareholder distributions Ÿ Paid cash dividends totaling $0.60 per share Reconciliations to GAAP provided on pages 27-33.

Encompass Health 11 $340.1 $151.8 $57.2 $11.5 $(56.4) $21.5 $525.7 Adjusted free cash flow FY 2022 Adjusted EBITDA Working capital and other Cash interest payments Cash tax payments, net of refunds Maintenance capital expenditures Adjusted free cash flow FY 2023 2023 Adjusted free cash flow(8) Reconciliations to GAAP provided on pages 27-33. Refer to pages 34-35 for end notes. u 2023 Adjusted free cash flow increased $185.6 million primarily due to increased Adjusted EBITDA and a favorable change in working capital partly offset by higher cash tax payments. ($ in millions)

Encompass Health 12 2024 Guidance 2023 Actuals 2024 Guidance ($ in millions, except per share data) Net Operating Revenue $4,801.2 $5,200 to $5,300 Adjusted EBITDA(2) $971.1 $1,015 to $1,055 Adjusted earnings per share from continuing operations attributable to Encompass Health(7) $3.64 $3.77 to $4.06 Refer to pages 34-35 for end notes.

Encompass Health 13 2024 Guidance considerations u Pricing Ÿ Medicare pricing increase of 3.3% for Q1 through Q3 and an estimated 2.5% to 3.0% for Q4 Ÿ Managed Care pricing increase of 2% to 3% Ÿ Bad debt reserves of 2.0% to 2.4% of net operating revenue u Labor Ÿ SWB per FTE (including contract labor, sign-on and shift bonuses) increase of 4% to 5% u Capacity additions Ÿ 6 de novos with 280 beds ü De novo net pre-opening and ramp-up costs of $15 million to $18 million (inclusive of costs associated with 2025 de novos incurred in 2024) Ÿ Approximately 150 beds to existing hospitals ü Inclusive of a 40-bed freestanding satellite hospital u Corporate Ÿ Tax rate of approximately 26% Ÿ Diluted share count of approximately 102 million shares

Encompass Health 14 Adjusted free cash flow(8) assumptions Certain cash flow items ($ in millions) 2023 Actuals 2024 Assumptions Cash interest payments (net of amortization of debt discounts and fees) $134.0 $130 to $140 Cash payments for income taxes, net of refunds $106.6 $145 to $165 Working capital and other $(12.1) $30 to $50 Maintenance CAPEX $216.9 $185 to $195 Adjusted free cash flow $525.7 $465 to $565 Increased cash taxes due to higher net income and phase-out of bonus depreciation; 2023 cash taxes benefited from $11 million overpayment in 2022 applied to 2023 Increased working capital due to growth in accounts receivable and the timing of payroll and payroll tax liabilities Investment in new equipment, renovations/improvements, and ongoing maintenance of existing hospitals Reconciliations to GAAP provided on pages 27-33. Refer to pages 34-35 for end notes.

Encompass Health 15 Uses of free cash flow ($ in millions) 2023 Actuals 2024 Assumptions Growth in core business IRF bed expansions $41.8 $105 to $115 New IRFs - De novos 321.6 290 to 300 - Replacement IRFs and other(9) 24.2 — $387.6 $395 to $415 Debt reduction Debt redemptions (borrowings), net $54.4 TBD Shareholder distributions Cash dividends on common stock $60.4 TBD Common stock repurchases $— TBD Ÿ ~$198 million remaining under current authorization as of December 31, 2023(10) Refer to pages 34-35 for end notes.

Appendix

Encompass Health 17 ~38,100 employees Rehabilitation hospitals “IRFs” IRFs under development* * IRFs under development - previously announced under development as of February 7, 2024 † Based on 2022 and 2021 data Encompass Health Largest owner and operator of rehabilitation hospitals Company profile as of 12/31/23 161 Rehabilitation hospitals “IRFs” 63 are joint ventures 17 37 IRFs under development* States and Puerto Rico 25% of Licensed beds † 33% of Medicare patients served † Key statistics trailing four quarters ~229,500 patient discharges ~$4.8 Billion in revenue

Encompass Health 18 Growth targets, fundamentals and value drivers u 2023 - 2027 Growth targets Ÿ 6 to 10 de novos per year Ÿ 80 to 120 bed additions per year Ÿ 6% to 8% discharge CAGR u Large, under penetrated, and growing inpatient rehabilitation market Ÿ Large addressable market indicated by low conversion rate of presumptively eligible inpatient rehabilitation patients Ÿ Favorable demographics driving increased demand for rehabilitation services Ÿ Unparalleled clinical expertise for treating inpatient rehabilitation conditions with consistent delivery of high-quality, cost-effective care Ÿ De novo and bed addition strategy delivers attractive financial returns Ÿ Cash flow and capital availability to fund capacity additions Ÿ Fragmented sector presents unit acquisition and joint venture opportunities Ÿ Significant barriers to entry and economies of scale Ÿ Resilient business model with focus on non-discretionary conditions occurring predominantly in an aging population u Shareholder distributions Ÿ Cash dividend (currently $0.15 per share per quarter) Ÿ Approximately $198 million remaining under current stock repurchase authorization

Encompass Health 19 Inpatient Rehabilitation Hospitals opened or under development Joint venture # of new beds 2024 2025 2026 De novo projects* 1 Kissimmee, FL 50 — — 2 Atlanta, GA ü 40 — — 3 Johnston, RI 50 — — 4 Fort Mill, SC 39 — — 5 Louisville, KY ü 40 — — 6 Houston, TX 61 — — 7 Daytona Beach, FL — 50 — 8 Fort Myers, FL ü — 60 — 9 Lake Worth, FL — 50 — 10 Concordville, PA — 50 — 11 Norristown, PA — 50 — 12 Wildwood, FL — 50 — 13 Athens, GA ü — 40 — 14 St. Petersburg, FL — 50 — 15 Palm Beach Gardens, FL — — 50 16 Amarillo, TX — — 50 17 Danbury, CT — — 40 Bed expansions, net* ~150 † ~80 ~80 *All dates are tentative and subject to change 430 480 220 † Inclusive of 40-bed freestanding satellite hospital De novo activity 2023 De novo activity highlights u Q1 2023 # of beds JV Ÿ Eau Claire, WI 36 ü Ÿ Knoxville, TN** 73 ü Ÿ Owasso, OK 40 ü u Q2 2023 Ÿ Clermont, FL 50 Ÿ Bowie, MD 60 ü u Q3 2023 Ÿ Columbus, GA 40 ü u Q4 2023 Ÿ Prosper, TX 40 Ÿ Fitchburg, WI 56 IRF development projects announced and underway 17 **Knoxville, TN opened a 22-bed hospital-in-hospital unit and a 51-bed free-standing hospital.

Encompass Health 20 Contract labor and sign-on and shift bonus trends 2021 2022 2023 Q4 FY Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Contract labor and sign-on and shift bonus expense trends ($ in millions) Sign-on/shift bonus $ 21.3 $ 59.8 $ 21.1 $ 21.8 $ 24.2 $ 15.7 $ 82.8 $ 16.3 $ 14.0 $ 14.4 $ 12.9 $ 57.6 Contract labor 30.0 74.4 41.9 35.1 24.8 19.7 121.5 20.7 22.1 18.9 17.7 79.4 Total $ 51.3 $ 134.2 $ 63.0 $ 56.9 $ 49.0 $ 35.4 $ 204.3 $ 37.0 $ 36.1 $ 33.3 $ 30.6 $ 137.0 Contract labor FTE trends ($ in thousands) Contract labor FTEs 516 359 706 633 481 369 547 459 476 388 378 425 as a % of total FTEs 2.2% 1.5% 2.9% 2.6% 1.9% 1.5% 2.2% 1.8% 1.8% 1.5% 1.4% 1.6% Contract labor rate/FTE $ 230.7 $ 207.1 $ 240.4 $ 222.6 $ 204.6 $ 211.5 $ 222.0 $ 182.7 $ 186.0 $ 192.7 $ 186.2 $ 187.1 Net same-store RN hires 46 329 127 149 183 (32) 427 54 202 202 55 513

Encompass Health 21 2023 2024 2025 2026 2027 2028 2029 2030 2031 * This chart does not include ~$340 of finance lease obligations or ~$66 of other notes payable. See the debt schedule on page 22. Debt maturity profile - face value $350 Senior Notes 5.75% ($ in millions) Revolver capacity $800 Senior Notes 4.75% $800 Senior Notes 4.5% Revolver As of December 31, 2023* $968 Available $— Drawn + $32 reserved for LCs Callable at par Callable beginning February 2025Callable at 101.125 $400 Senior Notes 4.625% Callable beginning April 2026

Encompass Health 22 Debt schedule Change in December 31, December 31, Debt vs. ($ in millions) 2023 2022 YE 2022 Advances under $1 billion revolving credit facility $ — $ 55.0 $ (55.0) Bonds Payable: 5.75% Senior Notes due 2025 348.5 347.7 0.8 4.50% Senior Notes due 2028 785.0 781.8 3.2 4.75% Senior Notes due 2030 781.5 779.0 2.5 4.625% Senior Notes due 2031 391.5 390.6 0.9 Other notes payable 66.0 53.1 12.9 Finance lease obligations 340.1 359.8 (19.7) Long-term debt $ 2,712.6 $ 2,767.0 $ (54.4) Debt to Adjusted EBITDA 2.8 x 3.4 x Leverage net of cash and cash equivalents 2.7 x 3.4 x Reconciliations to GAAP provided on pages 27-33. The leverage ratio for 2023 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 3.2x The leverage ratio for 2022 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 3.9x

Encompass Health 23 -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% * Includes inpatient rehabilitation hospitals classified as same store during each period New-store/same-store growth North Tampa, FL (50 beds) Cumming, GA (50 beds) Shreveport, LA (40 beds) Waco, TX (40 beds) Greenville, SC (40 beds) Pensacola, FL (40 beds) Discharges Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 New store 1.0% 1.8% 2.0% 3.6% 3.8% 3.3% 3.4% 3.1% 3.5% 3.6% 3.0% 3.0% Same store* (2.2)% 16.9% 6.7% 6.0% 3.8% 1.6% 4.1% 4.2% 5.9% 6.2% 4.3% 5.3% Total by quarter (1.2)% 18.7% 8.7% 9.6% 7.6% 4.9% 7.5% 7.3% 9.4% 9.8% 7.3% 8.3% Total by year 8.7% 6.8% 8.7% Same store by year* 6.2% 3.1% 4.8% San Angelo, TX (40 beds) Shiloh, IL (40 beds) St. Augustine, FL (40 beds) Libertyville, IL (60 beds) Henry County, GA (50 beds) Moline, IL (40 beds) Naples, FL (50 beds) Grand Forks, ND (40 beds) Lakeland, FL (50 beds) Cape Coral, FL (40 beds) Jacksonville, FL (50 beds) Knoxville, TN (73 beds) Eau Claire, WI (36 beds) Owasso, OK (40 beds) Clermont, FL (50 beds) Bowie, MD (60 beds) Columbus, GA (40 beds) Prosper, TX (40 beds) Fitchburg, WI (56 beds)

Encompass Health 24 Payment sources (percent of revenues) Q4 Full Year 2023 2022 2023 2022 Medicare 65.7% 66.2% 65.0% 65.3 % Medicare Advantage 16.0% 15.3% 16.2% 15.1 % Managed care 10.8% 10.9% 11.1% 11.6 % Medicaid 3.6% 4.1% 4.0% 4.2 % Other third-party payors 0.8% 0.9% 0.9% 0.9 % Workers’ compensation 0.5% 0.5% 0.5% 0.6 % Patients 0.4% 0.3% 0.3% 0.4 % Other income 2.2% 1.8% 2.0% 1.9 % Total 100.0% 100.0% 100.0% 100.0%

Operational metrics

	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Full Year 2023	Full Year 2022
					($ in millions)					
Net patient revenue-inpatient	$1,216.8	$1,180.5	$1,162.3	$1,134.2	$1,113.0	$1,064.6	$1,037.8	$1,036.2	$4,693.8	$4,251.6
Net patient revenue-outpatient and other revenues	30.0	26.4	24.8	26.2	24.3	24.9	24.7	23.1	107.4	97.0
Net operating revenues	$1,246.8	$1,206.9	$1,187.1	$1,160.4	$1,137.3	$1,089.5	$1,062.5	$1,059.3	$4,801.2	$4,348.6
					(Actual Amounts)					
Discharges[11]	59,247	57,665	57,011	55,557	54,700	53,743	51,902	50,771	229,480	211,116
Net patient revenue per discharge	$ 20,538	$ 20,472	$ 20,387	$ 20,415	$ 20,347	$ 19,809	$ 19,995	$ 20,409	$ 20,454	$ 20,139
Outpatient visits	29,627	28,604	30,752	31,852	33,138	34,348	35,929	35,229	120,835	138,644
Average length of stay	12.3	12.4	12.3	12.5	12.5	12.7	12.6	13.0	12.4	12.7
Occupancy %	73.4 %	72.8 %	72.4 %	73.4 %	71.7 %	71.4 %	70.7 %	73.1 %	72.1 %	70.9 %
# of licensed beds	10,778	10,677	10,611	10,510	10,356	10,356	10,206	10,028	10,778	10,356
Occupied beds	7,911	7,773	7,682	7,714	7,425	7,394	7,216	7,330	7,771	7,342
Full-time equivalents (FTEs) - internal	26,713	26,112	25,453	25,122	24,777	24,580	23,649	23,313	25,850	24,080
Contract labor FTEs	378	388	476	459	369	481	633	706	425	547
Total FTEs[12]	27,091	26,500	25,929	25,581	25,146	25,061	24,282	24,019	26,275	24,627
EPOB[13]	3.42	3.41	3.38	3.32	3.39	3.39	3.37	3.28	3.38	3.35

Encompass Health
Refer to pages 34-35 for end notes.
25

Encompass Health 26 Share information Weighted Average for the Period Q4 Full Year (in millions) 2023 2022 2023 2022 2021 Basic shares outstanding 99.5 99.3 99.5 99.2 99.0 Restricted stock awards, dilutive stock options, and restricted stock units 2.0 1.5 1.8 1.2 1.2 Diluted shares outstanding 101.5 100.8 101.3 100.4 100.2 End of Period Q4 Full Year (in millions) 2023 2022 2023 2022 2021 Basic shares outstanding 100.3 99.8 100.3 99.8 99.5

Encompass Health 27 Net cash provided by operating activities reconciled to Adjusted EBITDA(2) Q4 Full Year ($ in millions) 2023 2022 2023 2022 Net cash provided by operating activities $ 201.0 $ 172.2 $ 850.8 $ 705.8 Interest expense and amortization of debt discounts and fees(4) 34.9 37.5 143.5 175.7 Gain (loss) on sale of investments, excluding impairments 5.5 1.0 4.6 (15.5) Equity in net income of nonconsolidated affiliates 0.9 0.3 3.2 2.9 Net income attributable to noncontrolling interests in continuing operations (31.5) (28.1) (111.0) (93.6) Amortization of debt-related items (2.4) (2.3) (9.5) (9.7) Distributions from nonconsolidated affiliates (1.0) (0.3) (1.6) (4.0) Current portion of income tax expense 30.4 (3.7) 128.3 72.2 Change in assets and liabilities 8.6 53.9 (50.3) 30.4 Cash used in (provided by) operating activities of discontinued operations 11.4 3.7 16.0 (52.3) State regulatory change impact on noncontrolling interests(3) — — (2.2) — Change in fair market value of equity securities (2.8) (1.4) (0.7) 7.4 Other — (0.1) — — Adjusted EBITDA $ 255.0 $ 232.7 $ 971.1 $ 819.3 Refer to pages 34-35 for end notes.

Encompass Health 28 Reconciliation of net income to Adjusted EBITDA(2) Q4 Full Year ($ in millions) 2023 2022 2023 2022 Net income $ 119.1 $ 117.5 $ 463.0 $ 365.9 Loss (income) from discontinued operations, net of tax, attributable to Encompass Health 8.5 1.5 12.0 (15.2) Net income attributable to noncontrolling interests included in continuing operations (31.5) (28.1) (111.0) (93.6) Provision for income tax expense 37.2 31.9 132.2 100.1 Interest expense and amortization of debt discounts and fees(4) 34.9 37.5 143.5 175.7 Depreciation and amortization(3) 70.1 63.3 273.9 243.6 Loss on early extinguishment of debt(5)(6) — — — 1.4 Loss on disposal or impairment of assets 6.1 2.4 9.8 4.8 Stock-based compensation 13.4 8.1 50.6 29.2 State regulatory change impact on noncontrolling interests(3) — — (2.2) — Change in fair market value of equity securities (2.8) (1.4) (0.7) 7.4 Adjusted EBITDA $ 255.0 $ 232.7 $ 971.1 $ 819.3 Refer to pages 34-35 for end notes.

Encompass Health 29 Reconciliation of net cash provided by operating activities to adjusted free cash flow(8) Q4 Full Year ($ in millions) 2023 2022 2023 2022 Net cash provided by operating activities $ 201.0 $ 172.2 $ 850.8 $ 705.8 Impact of discontinued operations 11.4 3.7 16.0 (52.3) Net cash provided by operating activities of continuing operations 212.4 175.9 866.8 653.5 Capital expenditures for maintenance (87.1) (110.8) (216.9) (238.4) Distributions paid to noncontrolling interests of consolidated affiliates (22.8) (28.4) (114.7) (96.6) Items not indicative of ongoing operating performance: Transaction costs and related liabilities (9.0) 9.3 (9.5) 21.6 Adjusted free cash flow $ 93.5 $ 46.0 $ 525.7 $ 340.1 Cash dividends on common stock $ 14.9 $ 14.9 $ 60.4 $ 99.0 Refer to pages 34-35 for end notes.

Encompass Health 30 Adjusted EPS(7) - Q4 2023 For the Three Months Ended December 31, 2023 Adjustments As Reported Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 255.0 $ — $ — $ 255.0 Depreciation and amortization (70.1) — — (70.1) Interest expense and amortization of debt discounts and fees (34.9) — — (34.9) Stock-based compensation (13.4) — — (13.4) Loss on disposal or impairment of assets (6.1) — — (6.1) Change in fair market value of equity securities 2.8 — (2.8) — Income from continuing operations before income tax expense 133.3 — (2.8) 130.5 Provision for income tax expense (37.2) 2.9 0.7 (33.6) Income from continuing operations attributable to Encompass Health $ 96.1 $ 2.9 $ (2.1) $ 96.9 Diluted earnings per share from continuing operations* $ 0.94 $ 0.03 $ (0.02) $ 0.95 Diluted shares used in calculation 101.5 * Adjusted EPS may not sum across due to rounding. Refer to pages 34-35 for end notes.

Encompass Health 31 For the Three Months Ended December 31, 2022 Adjustments As Reported Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 232.7 $ — $ — $ 232.7 Depreciation and amortization (63.3) — — (63.3) Interest expense and amortization of debt discounts and fees (37.5) — — (37.5) Stock-based compensation (8.1) — — (8.1) Loss on disposal or impairment of assets (2.4) — — (2.4) Change in fair market value of equity securities 1.4 — (1.4) — Income from continuing operations before income tax expense 122.8 — (1.4) 121.4 Provision for income tax expense (31.9) (1.1) 0.4 (32.6) Income from continuing operations attributable to Encompass Health $ 90.9 $ (1.1) $ (1.0) $ 88.8 Diluted earnings per share from continuing operations* $ 0.90 $ (0.01) $ (0.01) $ 0.88 Diluted shares used in calculation 100.8 Adjusted EPS(7) - Q4 2022 * Adjusted EPS may not sum across due to rounding. Refer to pages 34-35 for end notes.

Encompass Health 32 Adjusted EPS(7) - 2023 For the Year Ended December 31, 2023 Adjustments As Reported State Regulatory Change Impact Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 971.1 $ — $ — $ — $ 971.1 Depreciation and amortization(3) (273.9) 6.1 — — (267.8) Interest expense and amortization of debt discounts and fees (143.5) — — — (143.5) Stock-based compensation (50.6) — — — (50.6) Loss on disposal or impairment of assets (9.8) — — — (9.8) State regulatory change impact on noncontrolling interests(3) 2.2 (2.2) — — — Change in fair market value of equity securities 0.7 — — (0.7) — Income from continuing operations before income tax expense 496.2 3.9 — (0.7) 499.4 Provision for income tax expense (132.2) (1.0) 2.8 0.2 (130.2) Income from continuing operations attributable to Encompass Health $ 364.0 $ 2.9 $ 2.8 $ (0.5) $ 369.2 Diluted earnings per share from continuing operations* $ 3.59 $ 0.03 $ 0.03 $ — $ 3.64 Diluted shares used in calculation 101.3 * Adjusted EPS may not sum across due to rounding. Refer to pages 34-35 for end notes.

Encompass Health 33 For the Year Ended December 31, 2022 Adjustments As Reported Loss on Early Exting. of Debt Income Tax Adjustments Bondholder Consent Fees Associated with Enhabit Distribution Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 819.3 $ — $ — $ — $ — $ 819.3 Depreciation and amortization (243.6) — — — — (243.6) Interest expense and amortization of debt discounts and fees(4) (175.7) — — 20.5 — (155.2) Stock-based compensation (29.2) — — — — (29.2) Loss on disposal or impairment of assets (4.8) — — — — (4.8) Loss on early extinguishment of debt(5)(6) (1.4) 1.4 — — — — Change in fair market value of equity securities (7.4) — — — 7.4 — Income from continuing operations before income tax expense 357.2 1.4 — 20.5 7.4 386.5 Provision for income tax expense (100.1) (0.4) 7.4 (5.3) (1.9) (100.3) Income from continuing operations attributable to Encompass Health $ 257.1 $ 1.0 $ 7.4 $ 15.2 $ 5.5 $ 286.2 Diluted earnings per share from continuing operations* $ 2.56 $ 0.01 $ 0.07 $ 0.15 $ 0.05 $ 2.85 Diluted shares used in calculation 100.4 Adjusted EPS(7) - 2022 * Adjusted EPS may not sum across due to rounding. Refer to pages 34-35 for end notes.

Encompass Health 34 End notes Reconciliations to GAAP provided on pages 27-33. (1) During Q4 2023, we recorded an additional reserve totaling approximately $22 million related to appeals pending before the Departmental Appeals Board (DAB) and several federal district courts. The increase in reserve was driven primarily by an increase in unfavorable adjudication outcomes experienced at the DAB during the second half of 2023 and largely offsets the remaining net carrying value of these claims. These appeals relate to claims denied primarily prior to 2018. This adjustment does not impact our reserve methodology for ongoing claims audit programs, including Targeted Probe and Educate (“TPE”) and Review Choice Demonstration (“RCD”) programs. We will continue to pursue ongoing appeals before the DAB and federal district courts where economically beneficial. The impact of the reserve on Q4 2023 Adjusted EBITDA was approximately $16 million, net of noncontrolling interest expense. (2) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (3) In May of 2023, the governor of South Carolina signed into law S.164, which repealed the requirement of certain healthcare providers to obtain and/or maintain a certificate of need (“CON”). As a results of this repeal, in Q2 2023 we accelerated amortization of approximately $6 million in remaining carrying value of our South Carolina CON assets, increasing depreciation and amortization expense by approximately $6 million and reducing noncontrolling interest in continuing operations by approximately $2 million (related to our joint venture partner’s share of income at one impacted location). The impact of these adjustments have been excluded from the calculation of adjusted EBITDA and adjusted earnings per share in the second quarter of 2023 given the non-recurring nature of the CON repeal (Florida is the only other state in recent history to repeal its CON law) is not indicative of ongoing operating performance. (4) In the second quarter of 2022, the Company paid $20.5 million as a consent solicitation fee to bondholders related to the spin off of Enhabit. (5) In the first quarter of 2022, the Company redeemed the remaining $100 million of its 5.125% Senior Notes due 2023. The redemption was completed at 100% of par using drawings under the Company’s revolving credit facility. As a result of the redemption, the Company recorded a $0.3 million loss on early extinguishment of debt in the first quarter of 2022. (6) In the second quarter of 2022, the Company redeemed approximately $236 million of its term loan due 2024 and fully repaid the $250 million outstanding balance on its revolving credit facility. The redemption was completed using proceeds which were dividended from Enhabit. As a result of the redemption, the Company recorded a $1.1 million loss on early extinguishment of debt in the second quarter of 2022. (7) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.

Encompass Health 35 End notes (continued) (8) The definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, distributions to noncontrolling interests, and certain items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (9) In September 2023, we purchased our Treasure Coast hospital (Vero Beach, Florida) real estate from Ocean Health Associates, LTD. (“Ocean Health”) for $21.4 million. Prior to the purchase, we leased the real estate from Ocean Health. The $21.4 million payment is included in Principal payments under finance lease obligations on the consolidated statement of cash flows for the twelve months ended December 31, 2023. (10) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of December 31, 2023, the remaining repurchase authorization was approximately $198 million. (11) Represents discharges from 161 consolidated hospitals in Q4 2023; 159 consolidated hospitals in Q3 2023; 158 consolidated hospitals in Q2 2023; 156 consolidated hospitals in Q1 2023; 153 consolidated hospitals in Q4 2022 and Q3 2022; 150 consolidated hospitals in Q2 2022; and 147 consolidated hospitals in Q1 2022. (12) Total full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include full-time equivalents related to contract labor. (13) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of total full-time equivalents, including full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. Reconciliations to GAAP provided on pages 27-33.